UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 11, 2012, Energy Recovery, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) for the purpose of furnishing materials (included in Exhibit 99.1 to the Report) in connection with presentations to existing and prospective investors (the “Investor Presentation”).  Due to a file conversion error in the process of EDGARization, slide 9 of the Investor Presentation omitted a material portion of the graphical curve depicting forecasted global desalination capital expenditure for energy recovery devices.  The Investor Presentation made available on the Company’s website, www.energyrecovery.com, concurrently with the filing of the Report is correct. The Company is filing this amendment to the Report for the purpose of making available to existing and prospective investors the corrected Investor Presentation.

The information in this amendment to the Report is being furnished, not filed, pursuant to Regulation FD.

The full text of the Investor Presentation is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2012

Energy Recovery, Inc.

By:	/s/ Alexander J. Buehler
Alexander J. Buehler
Chief Financial Officer